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                                                                     Exhibit 2.2

                                STATE OF DELAWARE

                            CERTIFICATE OF OWNERSHIP

                                     MERGING

                             VAOW ACQUISITION CORP.

                                      INTO

                       VACATION OWNERSHIP MARKETING, INC.,

      (Pursuant to Section 253 of the General Corporation Law of Delaware)

     VACATION OWNERSHIP MARKETING, INC., a corporation incorporated on June 10, 1969, pursuant to the provisions of the General Corporation Law of Delaware;

     DOES HEREBY CERTIFY that this Corporation owns 90% of the capital stock of VAOW ACQUISITION CORP., a corporation incorporated on August 21, 2001, pursuant to the provisions of the General Corporation Law of Delaware, and that this Corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 29th of August, 2001, determined to and did merge into itself said VAOW Acquisition Corp., which resolution is in the following words, to wit:

     WHEREAS, this Corporation lawfully owns 90% of the outstanding stock of VAOW Acquisition Corp., a corporation organized and existing under the Laws of Delaware; and

     WHEREAS, this Corporation desires to merge into itself said VAOW Acquisition Corp. and to be possessed of all the estate, property and franchises of said corporation;

     NOW THEREFORE, BE IT RESOLVED, that this Corporation merge into itself said VAOW Acquisition Corp. and assume all of its liabilities and obligations; and

     FURTHER RESOLVED, that the authorized officer of this Corporation be and he is hereby directed to make and execute a Certificate of Ownership setting forth a copy of the resolution to merge said VAOW Acquisition Corp. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Newcastle County; and

     FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all act and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

     IN WITNESS WHEREOF, said Vacation Ownership Marketing, Inc. has caused its corporate seal to be affixed and this Certificate to be signed by Braulio Gutierrez, an authorized officer this 10th day of September, 2001.

     (Corporate Seal)                     By: /s/
                                             ----------------------------------
                                             Braulio Gutierrez, President